RULE 1Of-3(c) PURCHASE RECORD FORM
(See the Rule 1Of-3 Procedures for definitions of the capitalized terms used herein.)

1.  Name of Fund:  Insight Select Income Fund

2.  Name of Issuer:  GXP - Kansas City Power & Light Company *

3.  Underwriter from whom purchased: _S_u_n_t_ru_s_t  _

110  1  1
4. a. Affiliated Underwriter managing or participating in underwriting syndicate:_BNv_M. _nc.pn. M_.rk_. .


b. Identity of the other members of the syndicate: BNP Paribas, Mizuho Securities,us Bancorp, MFR Securities, and Ramirez & Co.

5.  * Aggregate principal amount of purchase by the Fund,
other investment companies (including other series of
the Fund) advised by the Adviser/Sub -adviser and other
accounts over which the
Adviser/Sub-adviser has investment discretion: _$_s.o_oo_.o_oo    __

6.  Aggregate principal amount of offering: _$_3_0_0_.o_o_o_._o_o_o    _

7.  Purchase price (net of fees and expenses): _$_9_9_.7_2_9    _

8.  Offering price at close of first day on which any sales
were made: _$_9_9_.7_2_9      _ 9.
  Date of Purchase: _J_un_e 1_5_, _2_0_17
   _
10.  Date offering commenced:_J_u_ne__1_5_,_2_0_17_  _
11.  Commission, spread or profit:  o  o/o  $__0_1share
12.  Have the following conditions been satisfied?

 a.  The securities are:
part of an issue registered under
the Securities Act of 1933 which
is being offered to the public;
part of an issue of government
securities, as defined in
section 2(a)(16) of the 1940
Act;
Eligible Municipal Securities;  x
sold in an Eligible Foreign Offering; OR x sold in an Eligible Rule 144A Offering? x








b.  (1) If the securities are
municipal securities, the municipal
securities are sufficiently liquid that
they can be sold at or near their
carrying value within a reasonably short period of time?  x

      (2)  Are the municipal securities (a)
subject to no greater than moderate
credit risk; or (b) if the issuer of the municipal securities, or the entity supplying the revenues or other payments from which the issue is to be paid, has been in continuous operation for less than three years, including the operation of any predecessors, are the securities subject to a minimal or low amount of credit risk? x

      (3)  As part of your assessment in
determining whether the securities are
eligible municipal securities, did you
consider reports, analyses, opinions and other assessments issued by third-parties, including nationally recognized statistical rating organizations?
  x

Please describe the materials used in your assessment.





















c.  (1) The securities were purchased
prior to the end of the first day
on which any sales were made, at a
price that is not more than the
price paid by each other purchaser
of securities in that offering or
in any concurrent offering of the
securities (except, in the case of
an Eligible Foreign Offering, for
any rights to purchase that are
required by law to be granted to
existing security holders of the
issuer); OR
x


(2)  If the securities to be
purchased were offered for
subscription upon exercise of
rights, such securities were
purchased on or before the fourth
day preceding the day on
which the rights offering terminates?  x
d.  The underwriting was a firm commitment underwriting?  x

e.  The commission, spread or profit was
reasonable and fair in relation  to
that  being  received  by others  for
underwriting similar securities during
the same period?

x

f.  The issuer of the securities,
except for Eligible Municipal
Securities, and its predecessors
have been  in continuous operation
for not less than three years?
x


-2-


g.
(1)  Is the Adviser/Sub-advi ser of
the Fund a principal underwriter of
the security or an affiliated
person of a principal underwriter
of the security? If the answer is
no, please proceed to section h.

(a)  The amount of the securities,
other than those sold in an
Eligible Rule 144A Offering (see
below), purchased by the Fund, all
investment companies (including
other series of the Fund) advised
by the Adviser/Sub-adviser and
other accounts with respect to
which the Adviser/Sub-adviser has
investment discretion did not
exceed 25% of the principal amount
of the offering; OR

(b)  If the securities purchased were
sold in an Eligible Rule 144A
Offering, the amount of such
securities purchased the Fund, all
investment companies (including
other series of the Fund) advised
by the Adviser/Sub-adviser and
other accounts with respect to
which the Adviser/Sub-adviser has
investment discretion did not exceed
25% of the total of:

(i)  The principal amount  of the
offering of such class sold by
underwriters or members of the
selling syndicate to qualified
institutiona l buyers, as
defined in Rule 144A(a)(1),
plus

(ii)  The principal amount of the
offering of such class in any
concurrent public offering?



h .    (1) No Affiliated Underwriter of
the purchasing Fund was a direct or
indirect participant in or
beneficiary of the sale; OR

(2)  With respect to the purchase of
Eligible Municipal Securities, such
purchase was not designated as a
group sale or otherwise allocated
to the account of an Affiliated
Underwriter?

i.    Information has or will be timely
supplied to the appropriate officer
of the Fund for inclusion on SEC
Form N-SAR and quarterly reports to
the Trustees?